UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): November 1, 2011

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)

1955 Lakeway Drive
Lewisville, Texas 75057
(Address of Registrant’s principal executive offices)

(469) 549-3800
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2011, Presidio, Inc., a Georgia corporation (“Parent”), Indigo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and INX Inc., a Delaware corporation (the “Company” or “INX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger.

In connection with the execution and delivery of the Merger Agreement, James H. Long, INX’s Executive Chairman, Mark T. Hilz, INX’s Chief Executive Officer and President, and William Sams, an INX director and stockholder, entered into voting agreements with Parent pursuant to which they committed, subject to the terms contained therein, to vote all of their shares of INX stock in favor of the Merger.

The Merger Agreement

At the Effective Time (as defined in the Merger Agreement) and as a result of the Merger, each outstanding share of INX common stock, excluding shares owned by INX, Parent or Merger Sub and other than those shares with respect to which appraisal rights are properly exercised and not withdrawn but including shares issued pursuant to a restricted stock award or a restricted stock unit award and otherwise subject to a risk of forfeiture, will be cancelled and automatically converted into the right to receive $8.75 in cash (the “Merger Consideration”), without interest. The Merger Agreement further provides that at the Effective Time, each vested option to acquire shares of INX common stock (all options will become vested pursuant to the Merger Agreement) shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of INX common stock subject such option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such option, less any applicable withholding taxes.

Consummation of the Merger is not subject to a financing condition but is subject to certain conditions, including (i) the adoption of the Merger Agreement by INX’s stockholders (“Stockholder Approval”), (ii) the absence of any law, order or injunction preventing the consummation of the Merger, (iii) subject to certain exceptions, the accuracy of the parties’ representations and warranties, (iv) the absence of any material adverse effect on INX since the date of the execution of the Merger Agreement, (v) the absence of a default in any material respect by the Company under its agreement related to its primary lending facility that remains uncured, (vi) the consent and approval of certain counterparties to agreements scheduled pursuant to the Merger Agreement and (vii) certain other customary closing conditions.

INX has made customary representations, warranties and covenants in the Merger Agreement, including, among others, a covenant by INX to conduct its business in the ordinary course consistent with past practice between the execution date of the Merger Agreement and consummation of the Merger and a covenant by the parties to use reasonable best efforts to cause the Merger to be consummated. In addition, INX has agreed (i) to cause a meeting of its stockholders to be held to consider the Merger Agreement and (ii) that, subject to certain exceptions, its board of directors will recommend adoption of the Merger Agreement by INX’s stockholders. The Merger Agreement also contains other customary terms and provisions.

During the period beginning on the date of the Merger Agreement and continuing through November 21, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on November 22, 2011 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal during the Go-Shop Period that the board of directors of the Company (the “Board of Directors”) determines constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”). An Excluded Party will cease to qualify as an Excluded Party on December 1, 2011 (the “Cut-Off Date”), and the Company will become subject to the “no shop” restrictions with respect to such party unless the Board of Directors determines that the alternative acquisition proposal by such Excluded Party constitutes a Superior Proposal.

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the receipt of the Stockholder Approval, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors determines are or are likely to lead to a Superior Proposal. A “Superior Proposal” is an acquisition proposal that the Board of Directors determines, in good faith after consultation with its financial advisor and outside legal counsel and consideration of all terms and conditions of such acquisition proposal, including the form of consideration, conditionality and the timing and likelihood of consummation of such acquisition proposal, to be more favorable to the INX stockholders, including from a financial point of view, than those set forth in the Merger Agreement or the terms of any other proposal or revised proposal made by Parent.

The Board of Directors may withdraw, modify, qualify or fail to make (or publicly propose to withdraw, modify or qualify) its recommendation with respect to the Merger and/or approve or recommend (or publicly propose to approve or recommend) any acquisition proposal or letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any acquisition proposal (a “Change of Recommendation”) if the Board of Directors concludes in good faith after consultation with its outside legal counsel and financial advisors that its failure to make such a Change of Recommendation would be inconsistent with its fiduciary obligations; provided that if such Change of Recommendation is (i) not related to a Superior Proposal, the Change of Recommendation must be made in response to an event, fact, circumstance, development or occurrence that affects the assets or operations of INX that is unknown to the Board of Directors as of the date of the Merger Agreement but becomes known to the Board of Directors prior to receipt of the Stockholder Approval and (ii) in response to an acquisition proposal the Board of Directors determines in good faith after consultation with outside legal counsel and its financial advisors that such Change of Recommendation is a Superior Proposal.  In any event, prior to making such a Change of Recommendation, Parent has the right to match any such Superior Proposal, in connection with which the Company is obligated to negotiate, and cause its advisors to negotiate, in good faith with Parent for four business days to the extent that Parent wishes to negotiate (with an additional three business day period to the extent there are material amendments to any such Superior Proposal).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is either made prior to the No-Shop Period Start Date or with an Excluded Party after the No-Shop Period Start Date but prior to the Cut-Off Date, the amount of the termination fee will be $2.799 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $3.732 million.

Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance against Parent to enforce Parent’s obligations under the Merger Agreement.  If a court of competent jurisdiction declines to award specific performance and instead grants an award of damages, INX may enforce such award and accept damages only if within two weeks following such determination INX (i) confirms to Parent in writing that it is prepared and willing to consummate the Merger in accordance with the Merger Agreement and (ii) Parent its not willing to consummate the Merger within such two week period in accordance with the terms and conditions of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about INX or Parent and should not be relied upon as disclosure about INX or Parent without consideration of the periodic and current reports and statements that INX and Parent filed with the United States Securities and Exchange Commission (“SEC”). The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosures and schedules to the Merger Agreement. Accordingly, representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. INX acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Raymond James served as the exclusive financial advisor to the Company.  On October 31, 2011, Raymond James delivered a written opinion to the Board of Directors that, as of the date of opinion, the consideration to be received by the stockholders of the Company pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of the Company’s outstanding common stock.

Item 8.01 Other Events

On November 1, 2011, INX issued a press release relating to the execution of the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 to this Report and is hereby incorporated by reference into this Item 8.01.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to the timing and anticipated completion of the proposed transaction and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Parent and are subject to significant risks and uncertainty. Readers are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and, except as required by law, neither the Company nor Parent undertakes any obligation to update or revise such statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to any operational or cultural difficulties associated with the integration of the businesses of the Company and Parent; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; litigation or adverse judgments relating to the proposed transaction; risks relating to the consummation of the contemplated transaction, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the documents filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Additional Information and Where to Find It

INX intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger described in the press release referenced above. The definitive proxy statement will be sent or given to the stockholders of INX. Before making any voting or investment decision with respect to the merger, stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available) and any other documents filed by INX with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at INX’s website at http://inxi.com. In addition, stockholders may obtain free copies of documents filed with the SEC by directing a request to INX at 1955 Lakeway Drive, Lewisville, Texas 75057, Attention: Corporate Secretary.

Participants in the Solicitation

INX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of INX in connection with the merger. Information about the directors and executive officers of INX is set forth in its proxy statement on Schedule 14A filed with the SEC on June 10, 2011 and INX’s Annual report on form 10-K filed on June 3, 2011 and subsequent amendments. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that INX intends to file with the SEC.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished herewith:

(d)	Exhibits

2.1	Agreement and Plan of Merger among Presidio, Inc., Indigo Merger Sub, Inc., and INX Inc., dated as of November 1, 2011.

99.1	Joint Press Release, dated November 1, 2011, issued by Presidio, Inc. and INX Inc.

99.2	Employee Email, dated November 1, 2011.

99.3	Employee Presentation, dated November 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INX Inc.

Date: November 1, 2011	By:	/s/ James H. Long
James H. Long
Executive Chairman

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Presidio, Inc., Indigo Merger Sub, Inc., and INX Inc., dated as of November 1, 2011.

99.1	Joint Press Release, dated November 1, 2011, issued by Presidio, Inc. and INX Inc.

99.2	Employee Email, dated November 1, 2011.

99.3	Employee Presentation, dated November 1, 2011.